UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2014
SOUTHERN STAR CENTRAL CORP.
______________________
(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 Highway 56, Owensboro, KY		42301
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (270) 852-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))
_____________________________________________________________________________________

Item 1.02 Termination of a Material Definitive Agreement
On April 11, 2014, Southern Star Central Gas Pipeline, Inc. (“SSCGP”), a subsidiary of Southern Star Central Corp. (the “Company”), provided a notice of its intent to redeem all of the outstanding Series 2004A and Series 2004B bonds issued under that certain Trust Indenture dated as of January 1, 2004 (the “Trust Indenture”), between the Owensboro-Daviess County Industrial Development Authority (the “Authority”) and U.S. Bank National Association, as trustee, and the related Loan Agreement, dated as of January 1, 2004 (the “Loan Agreement”), between the Authority and SSCGP. The bonds are expected to be redeemed on June 1, 2014 for total consideration of approximately $4.1 million. Each of the Trust Indenture and the Loan Agreement will terminate pursuant to their terms at the closing of such redemption.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2014	SOUTHERN STAR CENTRAL CORP. /s/ Susanne W. Harris
Susanne W. Harris Vice President, Chief Financial Officer and Treasurer

3